AMERUS LIFE HOLDINGS, INC.
                              418 Sixth Avenue
                         Des Moines, IA  50309-2407

                                   November 13, 1997

     VIA EDGAR

     Securities and Exchange Commission
     Division of Corporation Finance
     450 Fifth Street, N.W.
     Judiciary Plaza
     Washington, D.C.  20549

               Re:  AmerUs Life Holdings, Inc. (File No. 1-12363)
                    and AmVestors Financial Corporation (File No. 1-11401)

     Gentlemen:

               On behalf of AmerUs Life Holdings, Inc. ("AmerUs"), attached for filing via EDGAR pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are other soliciting materials which are expected to be used in connection with the solicitation of proxies from certain shareholders of AmerUs and certain stockholders of AmVestors Financial Corporation relating to the transactions described in the Registration Statement on Form S-4 (333-40065) of AmerUs.

               Should the Staff have any questions or comments with respect to the attached materials, please call the undersigned at 515/362-3689 or Donald Toker of Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates at 202/371-7886.

                                   Very truly yours,

                                   /s/ Joseph Haggerty

                                   Joseph Haggerty

     cc:  Ms. Shelley E. Parratt
          Assistant Director



                         AmerUs Life Holdings, Inc.


     Investment Opportunity

     *    Proven success in running the business

     -    Solid operating fundamentals
     -    Strong balance sheet

     *    Proven success in growing the business

     -    Core earnings growth
     -    Mergers, acquisitions and joint ventures

     *    Attractive valuation

     -    ROE target of 15%

     Investment Opportunity

     *    Proven success in running the business

     *    Proven success ingrowing the business

     *    Attractive valuation

     *    We do what we say

     Description of table as follows:

          A table illustrating Operating Earnings for the years 1992 through 1996 and the nine month period through September of 1997. Earnings per share for each individual year (x axis of the graph) are displayed as follows;

          1992 -    $1.39 ($per share)
          1993 -    $1.05
          1994 -    $1.19
          1995 -    $1.66
          1996 -    $1.77 ($1.77 per share is broken down into $.40
                    per share and $1.37 for an aggregate of $1.77.
                    The $1.37 is labelled on a highlighted column.

          1997 (through September only) $1.59 is labelled in a highlighted block.


     Description of table as follows:

          A table showing asset growth for the years 1993 through 1996 and the nine months periods through September 1996 and 1997 as follows (in millions):

          1993 -    Central Life        $ 2.2

          1994 -    Central Life        $ 2.2
                    American Mutual     $ 1.2
                                        -----
                                        $ 3.4

          1995 -    AmerUs              $ 3.9

          1996 -    AmerUs              $ 4.4

          1997 (Proforma)  AmerUs       $ 4.5
                           Delta        $ 2.0
                           AmVestors    $ 3.5
                                        -----
                                        $10.0


     Description of chart as follows:

          A chart showing the historical trading volume of AmerUs Common Stock as well as a comparison of the Closing Market Price (in U.S. dollars) of AmerUs Common Stock versus the Standard and Poor's 500 Index Price from January 30, 1997 through November 11, 1997. The high Closing Market price shown is $35 1/2 and the low is $19, with the price of the initial public offering of (IPO) $16 1/2. The volume ranged as high as approximately 3.35 million shares on the date of the IPO.


     Overview of AmerUs Life Holdings, Inc.

                                        GAAP Basis     Pro-Forma for
                                          6/30/97      Acquisitions

     Assets                             $4.5 Bn        $10.0 Bn

     Equity (include FAS 115)           $535 Mn        $895 Mn

     No. Shares of Stock                23.2 Mn        35.3Mn

     Price Per Share                    $27.88         n/a

     No. Shares Publicly Held           6.4 Mn         16.7 Mn

     Book Value Per Share               $23.10         $25.39

     Market Cap                         $645 Mn        Over $1 Bn

     P/B                                121%

     P/E (IBES Mean)13.7X


     Proven Success in Running the Business

     *    Solid operating fundamentals

          -    Favorable mortality experience
          -    Persistency higher than industry
          -    Superior expense control
          -    Higher investment yields

     *    Strong balance sheet

          -    High quality investment portfolio
          -    Conservative use of leverage


     Chart as described below:

     A line chart comparing the general insurance expenses/premiums of AmerUs Life and the industry for the years 1991-1996. The figures are as follows:

          1991 -    Industry; 38.5%          1994 -Industry; 32.5%
                    AmerUs; 35.1%                  AmerUs; 29.4%

          1992 -    Industry; 36.5%          1995 -Industry; 33.4%
                    AmerUs; 31.8%                  AmerUs; 28.5%

          1993 -    Industry; 33.6%          1996 -Industry; 31.7%
                    AmerUs; 29.4%                  AmerUs; 27.5%


     Description of chart as follows:

          This chart shows Adjusted Operating Earnings for AmerUs for the years 1993-1996 and for the nine month periods through September 1996 and 1997. (x axis). Dollar figures (in millions) are listed on the y axis. The dollar amounts per year are the following:

               1993 -    $24.2 million
               1994 -    $27.5 million
               1995 -    $38.5 million
               1996 -    $40.9 million - broken down into $9.1 million
                         and $31.8 million
               1997 (through September only) - $36.8 million


     Operating EPS

                                                 Nine Months Ended
                                                    September 30

      ($ in Thousands)                        1997              1996
                                              ----              ----

      Net Income                              $45,497          62,944

      Net Realized Gains                      (8,712)         $40,006

      Equity add-on Tax                          -              4,480

      Reorganization costs                       -                726

      Liquidation Reserve                        0              3,250

      Formation of JV                            -                361

      Operating Earnings                      $36,785          31,755

      Operating EPS                           $1.59             $1.37



     Top Line Growth

     *    New life operations president

     *    Agent recruitment

     *    New product

          -    Revised term portfolio
          -    Expanded equity index portfolio


     Recent Major Transactions

     *    Central Life/American Mutual Merger (1994)

     *    Ameritas Joint Venture (1996)

     *    Formation of Mutual Holding Company (1996)

     *    Capital Securities Offering (1997)

     *    IPO (1997)

     *    Acquisition of Delta Life Corp. (1997)

     *    Pending Acquisition of AmVestors Financial Corp. (1997)



     Description of chart as follows;

          chart reflecting percentages of premiums, revenues and earnings for the years 1985 through 1995

     Annuities as % of Annuities Plus Life Insurance

                   1985     1986     1987      1988     1989

      Premiums    23.80    25.30    25.40     33.70    36.00

      Revenues    31.00    33.80    41.20     44.60    47.60

      Earnings     4.90     4.40     0.00     13.30    19.30


                   1990     1991     1992      1993     1994     1995

      Premiums    38.00    36.60    36.10     33.40    33.20    33.60

      Revenues    49.60    51.50    52.50     52.70    52.40    51.90

      Earnings    20.20    31.30    40.10     41.00    45.40    41.20



     Disciplined Acquisition Criteria

     *    Strategic Criteria

          -    Consolidation/expense savings opportunities
          -    Expand and diversify distribution
          -    Enhance product portfolio
          -    Leverage investment skills

     *    Financial Criteria

          -    Disciplined return objectives
          -    Accretive to EPS


     Acquisition Opportunities - Sense of Urgency

     *    Patient and prudent

     *    Reviewed many potential transactions

     *    Knowing when to say no


     Strategic Fit

     * Significant expansion in rapidly growing asset accumulation business

     *    Expansion and diversification of distribution network

     *    Cross-selling opportunities

     *    EPS accretion in first year


     Description of corporate structure chart as follows:

          Corporate structure chart showing percentage of ALHI ownership in the following entities:

               AmerUs Life                     -       100%
               AMAL                            -        34%
               Delta Life Corporation          -       100%
               Delta Life and Annuity Co.      -       100%

     Announced: August 14, 1997
     Closing:   October 23, 1997


     Why Delta?

     *    Fits with AmerUs' strengths

     -    Annuity scale
     -    Low cost operator
     -    Investment skills
     -    Expands distribution network
     -    Diversifies product line

     *    $2 billion inforce annuities

     *    $200 million premiums in new business per year

     *    Niche annuity player


     Delta Overview

                                1993   1994  1995   1996   6/30/97
     Gross Statutory Premiums   $198   $295  $320   $232   $112

     GAAP Assets                $1.0   $1.5  $1.9   $1.9   $2.0

     GAAP Net Income            $1.0   $6.2  $5.2   $7.6   $3.4


     Distribution System

     *    3,400 PPGAs/brokers

     *    9 Regional Directors

     * The top producing states are Texas, California, Tennessee, North Carolina, Oklahoma and Arizona

     *    90% of distributors are NASD registered representatives


     Niche Market

     *    Unique crediting strategy

     * At least 70% of assets backing SPDAs invested in government and agency-backed securities

     *    Equity index products include international index


     Delta:  Going Forward

     *    Expense Savings

     *    Improve quality of service

     *    Improve sales results


     *    Expense Savings at Delta

     *    Expense Reduction

               By March 31, 1998                          $10 million

               By December 31, 1998                       $12 million

     *    Accretive to EPS in first year


     Steps to Improve Sales/Service

     *    Eliminate ownership uncertainty

     *    Name Cody Phillips President of Delta

     *    Revise bonus targets

     *    New Products

     *    Commit to raise service levels


          A corporate structure chart showing percentage of ALHI's 100% beneficial ownership in:

          AmerUs Life (with its 34%/49% ownership of AMAL), delta Life Corporation (with its 100% ownership of Delta Life and Annuity Co.) and
          AmVestor's Financial Corporation (with its 100% ownership of American Investors Life Insurance company and Financial
          Benefit Life Insurance Company)

     Announced:     September 22, 1997


     Why AmVestors?

     *    Excellent strategic fit

     *    Further expansion and diversification of distribution system

     *    Administrative expense consolidation

     *    Accretive to EPS in first year


     AmVestors Exchange Ratios

     Average AmerUs Stock
     Trading Price                                        Ratio

     29.76 or higher                                      .6724

     29.75                                                .6723

     27.00-29.74                                          $20.00/Trading Price

     Less than $27.00                                     .7407


     AmVestors Overview

     *    History

          -    Principal operating subsidiary, American Investors
               Life, founded in 1965

          -    Acquired Financial Benefit Group in April 1996

          -    Focus on fixed deferred annuities, particularly fixed
               SPDAs

     *    Financial Profile (9/30/97)

          -    $3.5 billion of GAAP assets

          - $235 million of GAAP equity + $65 million of convertible debt

          -    $186 million of statutory capital surplus & AVR


     Description of production chart as follows:

          This AmVestors Annuity Production chart shows Affiliate Premiums and IMO Premiums combined monetary value for the years 1992 through 1996 and the nine months through September 1996 and 1997 (note: the figure for September 1997 has been annualized). Total premiums in dollars is on the y axis and the corresponding year is on the x axis. The figures are as follows:

     ($in millions) 1992 - $53.9 in Affiliate; $114.8 in IMO for an aggregate of $168.7

                    1993 - $81.4 in Affiliate; $140.8 in IMO for an aggregate of $222.2

                    1994 - $86.1 in Affiliate; $181.7 in IMO for an aggregate of $267.8

                    1995 - $78.1 in Affiliate; $279.6 in IMO for an aggregate of $357.7

                    1996 - $102.8 in Affiliate; $323.2 in IMO for an aggregate of $426.

                    1997 (through September) $121.6 in Affiliate;
                    $467.9 in IMO for an aggregate of $589.5


     AmVestors Distribution

     *    Independent Producer Network

          -  8,300 independent agents licensed in 47 states
          -  Contact maintained with 42,000 others

     *    Wholly Owned Marketing Organizations

          -  American Sales
          -  The Insurance Mart (TIM)

     *    Independent Marketing Organizations

          -  75.9% of 1996 premiums
          -  78.6% of the premiums through 9/5/97


     AmVestors:  Going Forward

     *    Expense Savings

               1998 $6-8 million
               1999 $11 million

     *    Accretive to earnings in first year


     AmVestors' Key Strengths and Opportunities

     *    Marketing Momentum

     *    Strong Distribution

     *    Pure play in the fixed annuity market

     * Substantial customer base offering cross-selling opportunities

     *    $3.0 billion of invested assets


     Ability to Fund Growth

     *    Targeted capital structure

     *    Risk-based capital target

     *    Ability to issue additional Class A shares


     Pro Forma Capital Structure

                              Historical            Pro
                                                    Forma
     (In $Millions)           6/30/97      %       6/30/97        %

     Debt                     $81.5        11.6     $268.5       21.7

     Capital Securities        86.0        12.2       86.0        7.0

     Equity                   535.0        76.2      882.9       71.3

     TOTAL CAPITALIZATION    $702.5       100.0%  $1,237.4      100.0%


     Mix of Life Insurance and Annuities

                                                     Annuity Reserves
                                                     as Percent of
                                                      Annuity + Life

                                                        Reserves
                                                     (Statutory Basis)

     AmerUs Life @ 12/31/96                                     41%

     Industry @ 12/31/95                                        52%

     AmerUs Life + Delta @ 12/31/96                             61%

     AmerUs + Delta + AmVestors                                 74%

     @ 12/31/96


                                 AMER
                                      LIFE


     Delta:  Going Forward

     *    Expense Savings

     *    Improve quality of service

     *    Improve sales results